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                                                                     EXHIBIT 5.1



               [Letterhead of Orrick, Herrington & Sutcliffe LLP]



                                  May 9, 2001


Metris Receivables, Inc.
10900 Wayzata Boulevard
Suite 723
Minnetonka, Minnesota  55305

                  Re:      METRIS MASTER TRUST
                           METRIS RECEIVABLES, INC. (TRANSFEROR)
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                  We have acted as counsel for Metris Receivables, Inc., a Delaware corporation ("MRI"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed on May 9, 2001 with the
Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Securities (collectively, the "Securities") to be issued from time to time in series (each, a "Series") and representing undivided interests in the Metris Master Trust (the "Trust"). The Securities will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), between MRI, as Transferor, Direct Merchants Credit Card Bank, National Association, as Servicer and U.S. Bank National Association, as Trustee.

                  We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

                  Based on such examination, we are of the opinion that when the issuance of each Series of the Securities has been duly authorized by the appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement, and sold in the manner described in


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Metris Receivables, Inc.
May 9, 2001
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the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Securities will be legally issued, fully paid, non-assessable and binding obligations of the Trust and the holders of the Securities of such Series will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                         Very truly yours,


                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                         --------------------------------------
                                         ORRICK, HERRINGTON & SUTCLIFFE LLP